UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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Alpha Energy, Inc.

(Name of Registrant as Specified In Its Charter)

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Alpha Energy, Inc.

600 17th Street, Suite 2800 South

Denver, Colorado 80202-5428

215-801-5071

INFORMATION STATEMENT

Pursuant To Section 14(c) of the Securities Exchange Act of 1934

NO VOTE OR ACTION OF THE COMPANY’S STOCKHOLDERS

IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A

PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

Dear Stockholders:

We are writing to advise you that Alpah Energy, Inc. a Colorado corporation, (the “Company”, “we”, “our”, “us” or words of similar inport) has obtained the written consent of the shareholders of the Company owning at least a majority of the outstanding shares entitled to vote on the matter set forth in this Information Statement as of the Record Date (the “Majority Shareholders”) to the following corporate actions:

1.Elect John F. Lepin, John M. Devlin, Jr. and David E. Anderson directors of the corporation:

The foregoing actions were approved on December 14, 2017 by our Board of Directors. In addition, on December 14, 2017 (the “Record Date”) the holders of 93% of the Company’s outstanding voting securities approved the foregoing actions. The number of shares voting for the proposals were sufficient for approval.

Section C.R.S. 7-107-104 (the “CRS”) provides in part that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and did in fact obtain, the written consent of the Consenting Stockholders who collectively own shares representing a majority of our Common Stock.

The proposed corporate actions will become effective twenty (20) days after this Information Statement is first mailed to our shareholders.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This Information Statement is first mailed to you on or about January 28, 2018.

If you have any questions on the enclosed Information Statement you may contact us directly. We thank you for your continued interest in our Company.

For the Board of Directors Alpha Energy, Inc.

December 14, 2017	By	John F. Lepin
John F. Lepin
Director, Chairman

GENERAL

This Information Statement is being furnished to the stockholders of Alpha Energy, Inc. as of December 14, 2017 (the “Record Date”) in connection with the written consent of the holders of a majority of our issued and outstanding voting securities.

FORWARD LOOKING STATEMENTS

This Information Statement contains forward-looking statements about the Company’s business containing the words “believes’, “anticipates”, “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, the Company has no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in the Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks will be disclosed from time-to-time in future SEC filings.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of shares of our common stock as of the Record Date owned by our officers, directors and each person known by us to beneficially own 5% or more of the outstanding voting shares of such class of stock, based on filings with the Securities and Exchange Commission and certain other information, each of our “named executive officers” and directors, and all of our executive officers and directors as a group.

Except as otherwise indicated in the notes to the following table, we believe that all shares are beneficially owned, and investment and voting power is held by the persons named as owners.

Name	No of Shares of Common Stock	Percent of Common Stock Owned (1)

AEI Acquisition Company, LLC	15,880,201	93%

Total	15,880,201	93%

(1) Based on shares 17,075,484 of common stock issued and outstanding as of the Record Date.

ACTIONS TO BE TAKEN

1.Elect John F. Lepin, John M. Devlin, Jr. and David E. Anderson directors of the corporation.

Background:

The members of the Board of Directors and stockholders owning approximately 93% of the outstanding voting securities (the “Majority Shareholders”) have executed a written consent approving the corporate actions. The Majority Shareholders held of record on the Record Date 15,880,201 shares of our common stock. As a result, holders of approximately 93% of our outstanding voting securities approved the foregoing actions. There was no other class of securities entitled to vote on these matters. Dissenting stockholders do not have any statutory appraisal rights as a result of the actions taken. The Board does not intend to solicit any proxies or consents from any other stockholders in connection with these actions. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely to advise stockholders of the actions taken by written consent.

Section C.R.S. 7-107-104 (the “CRS”) provides in part that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and did in fact obtain, the written consent of the Majority Shareholders who collectively own shares representing a majority of our Common Stock.

ACTION 1

ELECTION OF DIRECTORS

John F. Lepin, John M. Devlin, Jr. and David E. Anderson were elected directors of the corporation.

John M. Devlin Jr. has over 30 years of experience in dealing with public companies and management.

Mr. Devlin has served as Managing Director of Curragh Capital Advisors, LLC, since October 2011. He is responsible for capital formation, due diligence, risk management, Value-Added Tax recovery programs, Foreign Exchange transactions for Universities, and consultancy services with clients in financial, technology, and manufacturing environments.

Mr. Devlin has also served on the Board of Directors of IntreOrg, Inc., a marketing and stock analysis company, since November, 2017.

Since October, 2011, John M. Devlin, Jr., has served on the Board of Directors, and is Chair of the Audit Committee for Spindle Mobile, Inc., a start-up mobile payment platform company.

From March 2009 through March, 2014, Mr. Devlin was a Member, Board of Directors: Ad Mobile and Media Communications Technology and Intellectual Property for Hipcricket, Inc. Mr. Devlin also served as Chair: Audit Committee, member, Compensation Committee.

David E. Anderson, P.E. is a board-experience leader with 30 years of experience in achieving profitable growth in environmental consulting and industrial services, construction, engineering and corporate real estate. A record of superior execution of some of the Department of Defense’s and Intelligence Community’s most challenging infrastructure programs. Proven veteran of creating and executing Congressional strategies with superior results. Experienced public communicator with a demonstrated ability to solve very complex problems involving multiple federal and state agencies. Superior client management skills. Committed to the highest levels of professional, personal and ethical excellence.

From 2015 to the present, David Anderson has been the CEO of Bay West, LLC a 150 plus employee national environmental consulting and industrial services firm.

From 2012 to 2015, David Anderson was Executive Vice President, Public Institutions at Jones Lang LaSalle where he was responsible for the development and execution of new real estate and infrastructure business in the local, state, and federal market places.

From 2009 to 2012, David Anderson was the Commander and District Engineer for the Baltimore District of the US Army Corps of Engineers where he led the Corps of Engineers’ largest and most complex district.

John Lepin has 30 years of extensive experience in the management of oil and gas exploration and production companies.

From 2011 to Present Mr. Lepin has been as an Independent Interim Controller working with oil & gas companies creating and analyzing consolidated financial and operations statements, coordinating financial audits working with US and foreign corporate auditors and insuring day to day operations are functioning properly.

From 2008 to 2011 Mr. Lepin was Controller and Corporate Secretary for Grand Gulf Energy, an Australian oil & gas company doing business in the US. He was responsible for all accounting and treasury functions for US and Australia.

From 2006 to 2008 Mr. Lepin was Client Manager for Opportune, LLP an outsourcing accounting firm for the oil & gas industry. He was responsible for Client Set-Up and liaison relationships with clients as well as 50 accountants in internal accounting departments.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy and information statements with respect to two or more stockholders sharing the same address by delivering a single proxy or information statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy and information materials, delivering a single proxy or information statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy or information statement, or if you currently receive multiple proxy or information statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Alpha Energy, Inc., 600 17th Street, 2800 South, Denver, CO, 80202.

WHERE YOU CAN FIND MORE INFORMATION

This Information Statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this Information Statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Kenneth Stead at our corporate heqdquarters.

We file annual and special reports and other information with the SEC. Certain of our SEC filings is available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Alpha Energy, Inc.

Date: December 14, 2017	By:	John F. Lepin
John F. Lepin, Chairman, Director